As filed with the Securities and Exchange Commission on January 5, 2009
                                                     Registration No. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           DOMARK INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                7641                         20-4647578
   (State or jurisdiction of         (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)        Classification Code Number)          Identification No.)

1809 East Broadway #125, Oviedo, Florida                              32765
(Address of principal executive offices)                            (Zip Code)

        Registrant's telephone number, including area code (757) 572-9241


                2008 EMPLOYEES AND CONSULTANTS STOCK OPTION PLAN
                            (Full title of the plan)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                         Joseph I. Emas, Attorney at Law
                             1224 Washington Avenue
                           Miami Beach, Florida 33139
                             Telephone: 305.531.1174

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                    Proposed                Proposed           Amount of
Title of Securities         Amount to be        Maximum Offering        Maximum Aggregate     Registration
 to be Registered           Registered          Price Per Share          Offering Price            Fee
----------------------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value            2,000,000(1)            $4.00(2)               $8,000,000(2)        $315.00(2)
==========================================================================================================

(1) Represents shares reserved for issuance upon exercise of options granted under the Registrant's Employees and Consultants Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457 (c) and 457(h) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the over-the-counter bulletin board on December 26, 2008.
================================================================================

                           DOMARK INTERNATIONAL, INC.

                               REOFFER PROSPECTUS

                         500,000 SHARES OF COMMON STOCK

                 ACQUIRED BY THE SELLING STOCKHOLDERS UNDER THE
   DOMARK INTERNATIONAL, INC. 2008 EMPLOYEES AND CONSULTANTS STOCK OPTION PLAN

     This Reoffer Prospectus (the "Prospectus") relates to an aggregate of up to 500,000 shares (the "Shares") of Common Stock, without par value per share (the "Common Stock"), of DoMark International, Inc., an Nevada corporation (the "Company"), which may be offered and sold from time to time by certain stockholders of the Company (the "Selling Stockholders") who have previously acquired such Shares pursuant to the DoMark International, Inc. 2008 Employees and Consultants Stock Option Plan (the "Plan"). See "Selling Stockholders" below. This Prospectus does not relate to any shares of Common Stock issued under the Plan after the date of this Prospectus.

     The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) only in one or more transactions on or through the Over The Counter Bulletin Board (or any successor stock exchange), at such prices as the Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale. See "Plan of Distribution". All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

     Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an "underwriter" as defined in the Securities Act of 1933, as amended (the "Securities Act"). Any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MAY 31, 2008.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The complete mailing address and telephone number of our principal executive offices is: DoMark International, Inc., 1809 East Broadway #125, Oviedo, Florida 3276585258; Attention: President; (757) 572-9241.

                 The date of this prospectus is January 5, 2009

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                                                             3
ABOUT THIS PROSPECTUS

THE COMPANY                                                                  3

RISK FACTORS                                                                 4

USE OF PROCEEDS                                                              4

SELLING STOCKHOLDERS                                                         4

PLAN OF DISTRIBUTION                                                         4

LEGAL MATTERS                                                                5

EXPERTS                                                                      5

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE                            5

WHERE YOU CAN FIND ADDITIONAL INFORMATION                                    5


NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AS WELL AS INFORMATION INCORPORATED BY REFERENCE, IS CURRENT ONLY AS OF THE DATE OF THAT INFORMATION. THE COMPANY'S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY HAVE CHANGED SINCE THAT DATE.

                              ABOUT THIS PROSPECTUS

     This Prospectus relates to 500,000 Shares of the Company's Common Stock previously acquired by the Selling Stockholders under the Plan. This Prospectus does not relate to any shares of Common Stock issued under the Plan after the date of this Prospectus. The Selling Stockholders described in this Prospectus may sell the Shares until the Company terminates this offering. Most of the information about the Company that you need to know before you invest in the Shares is not included in this Prospectus, but rather is incorporated by reference into this Prospectus. You should obtain and read the information described below under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information" in order to have all the important information about the Company.

                                   THE COMPANY

     DOMARK INTERNATIONAL, INC. ("DoMark" or "Company") was incorporated under the laws of the State of Nevada on March 30, 2006. The Company was formed to engage in the acquisition and refinishing of aged furniture using exotic materials and then reselling it through interior decorators, high-end consignment shops and online sales. The Company has abandoned it prior business of exotic furniture sales and is acquiring operating entities through acquisition that will bring value to the company and then providing administrative, marketing, management, and media services in support of the acquired entities.

SUBSIDIARIES

JAVACO, INC

     JAVACO, Inc., formerly JAVA Company, opened for business in 1997 as a sole proprietorship. Prior to opening JAVA Co., Judith Vazquez, owner and President, worked several years in distribution sales and finally with RMS Electronics/Channel. JAVA Company's initial focus was the sale of used cable TV equipment, including amplifiers and converters to Colombia, Venezuela and Mexico. JAVA Company teamed up with a distributor in Argentina to jointly cover a larger Latin American market. JAVA Company acted as their US office, providing sales expertise and a much needed North American connection with the manufacturers. JAVA Company coordinated the sale, expediting, invoicing and exporting of equipment purchased from the US and Canadian suppliers. JAVACO, Inc. incorporated in March 2000. Javaco is part of the Supplier Diversity Network, WBENC. JAVACO, Inc. currently distributes over 100 lines of equipment from fiber optic transmitters to RF connectors. To further enhance business in the United States, new distribution lines are frequently being added including a line of home theater and audio video products. .

CROWLEY & COMPANY ADVERTISING, INC.

     Crowley & Company Advertising, Inc. is a full-service advertising, promotion and public relations agency located in Citrus County, Florida, north of the Tampa Bay area. Their services include traditional retail, industrial, and professional services advertising, website design and management, radio and television production, trade and consumer displays, public relations campaigns, sales promotion and all forms of marketing communications.

EXECUTIVE SPORTS AND ENTERTAINMENT

     Executive Sports & Entertainment is a Hi-Profile Executive Concierge & Event Management company. Executive Sports & Entertainment handles all aspects in facilitating a client's attendance at any corporate or personal events, as well as any major sporting events, domestic or international.

MEDQUEST, INC

     MedQuest is a consolidated subsidiary of DoMark and is engaged in acquiring, developing, and providing marketing and management support to medical firms in electronic records, staffing, equipment and packaging.

ECFO CORPORATION

     eCFO Corporation is a tax preparation and accounting firm.

EMERGING GROWTH ADVISORS, LLC

     We closed an asset purchase agreement between Emerging Growth Advisors, LLC, a Florida limited liability company ("EGA") whereby pursuant to the terms and conditions of that Agreement, Domark acquired the right, title, and interest of EGA in and to all of the assets of EGA used exclusively in their business.

     EGA is engaged in the business of marketing, designing and distributing consulting services for small cap public companies and owns certain hardware, software and other assets and intellectual property in connection with their business.

                                  RISK FACTORS

     The information included and incorporated by reference in this Prospectus contains "forward-looking statements," within the meaning of the federal securities laws. These statements describe the Company's plans and beliefs concerning future business conditions and the outlook for the Company based on currently available information. The Company's actual results could differ materially from those described in the forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include the risks discussed in "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended May 30, 2008 and in our more recent filings with the SEC which are incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference" below.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

     This Prospectus relates to Shares that are being registered for reoffers and resales by the Selling Stockholders, all of whom will be either employees, directors, or consultants of the Company who will acquire Shares pursuant to the Plan and in accordance with the rules and regulations promulgated by the Securities and Exchange Commission, following the date of this Prospectus. To date, no Shares have been issued pursuant to the Plan.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders will be offering and selling all shares offered and sold under this prospectus. Alternatively, the Selling Stockholders may, from time to time, offer the shares through brokers, dealers or agents that may receive customary brokerage compensation in the form of discounts, commissions or concessions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the Selling Stockholders may arrange for other broker-dealers to participate. The Selling Stockholders and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act. Any profits on the sale of the shares by them and any discounts, commissions or concessions received by any broker, dealer or agent might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Stockholders may be deemed to be underwriters, the Selling Stockholders may be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

     The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the Over The Counter Bulletin Board or other over-the-counter markets. The shares may be sold at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. Selling Stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of this rule. The Selling Stockholders may decide not to sell any of the shares offered under this prospectus, and Selling Stockholders may transfer, devise or gift these shares by other means.

     Because Selling Stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. If a particular offer of the shares is to be made other than as described herein, a revised prospectus, or prospectus supplement, will, to the extent required, be distributed which will set forth the terms of such offer.

     We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing and duplication expenses, administrative expenses and legal and accounting fees. Each Selling Stockholder will pay its own brokerage, underwriting fees and commissions, and legal fees, if any.

     We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material effect or fail to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in the light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each Selling Stockholder.

                                  LEGAL MATTERS

     Joseph I. Emas has passed upon the validity of the shares being offered by this prospectus.

                                     EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this registration statement and prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007, and the effectiveness of the Company's internal control over financial reporting have been audited by Kramer Weisman and Associates LLP.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents are incorporated in this Prospectus by reference:

     (a)  the Company's Annual Report on Form 10-K for the year ended May 31,
          2008;
     (b) the Company's Quarterly Report on Form 10-Q for the period ending February 28, 2008 and the Company's Quarterly Reports on Form 10-Q for the period ended August 31, 2008;
     (c)  the Company's current reports on Form 8-K;
     (e) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since March 31, 2008; and
     (f) the description of the Company's common stock, without par value, contained in the Company's registration statement on Form SB-2 as filed on August 2, 2006.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     This prospectus is part of a registration statement on Form S-8 that we have filed with the Securities and Exchange Commission (the "SEC"). You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement and the documents incorporated by reference therein. This prospectus and the documents incorporated by reference summarize material provisions of contracts and other documents attached as exhibits to the registration statement. Since these summaries may not contain all of the information that you may find important, you should review the full text of these exhibits.

     The Company will provide to any person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus upon written or oral request at no cost to the requester. Written requests should be sent to:

                           DoMark International, Inc.
                             1809 East Broadway #125
                              Oviedo, Florida 32765
                      Attention: President; (757) 572-9241

     Oral requests should be made by telephoning (757) 572-9241.

     The registration statement, as well as such reports, exhibits and other information filed by us with the SEC can also be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Public Reference Section of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information about its public reference room. Our SEC filings are also available without charge on the SEC's Internet site at http://www.sec.gov.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     DoMark International, Inc. (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

     (a)  the Company's Annual Report on Form 10-K for the year ended May 31,
          2008;
     (b) the Company's Quarterly Report on Form 10-Q for the period ending February 28, 2008 and the Company's Quarterly Reports on Form 10-Q for the period ended August 31, 2008;
     (c)  the Company's current reports on Form 8-K filed;
     (e) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since March 31, 2008; and
     (f) the description of the Company's common stock, without par value, contained in the Company's registration statement on Form SB-2 as filed on August 2, 2006.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of common stock offered hereby will be passed upon by Joseph I. Emas, Miami Beach, Florida, counsel to the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matter as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable

     We are seeking to obtain a new directors' and officers' liability insurance policy and expect the insurance to include coverage for securities matters.

     See also Registrant's undertakings in Section 9 of this Registration Statement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     Exhibit
     Number                           Description
     ------                           -----------
       3.1     Articles of incorporation of DoMark International, Inc. (1)

       3.2     Corporate bylaws for DoMark International, Inc. (1)

       4.1     Form of 2008 Employees and Consultants Stock Option Plan (2)

       5.1 Opinion of Joseph I. Emas as to legality of original issuance securities being registered. (2)

      23.1 Consent of Kramer Weisman and Associates LLP, Independent Registered Public Accounting Firm. (2)

      23.2     Consent of Joseph I. Emas (included in Exhibit 5.1). (2)

      23.3 Power of Attorney (included as part of the signature page to this Registration Statement). (2)

----------
1. Incorporated by reference to the same exhibit filed with the Company's Annual Report on Form 10-KSB for the year ending May 31, 2006.
2.   Filed herewith

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, this 5th day of January, 2009.

Registrant                       DoMark International, Inc.


Date: January 5, 2009            By: /s/ R. Thomas Kidd
                                     -------------------------------------------
                                     R. Thomas Kidd
                                     Chairman, President Chief Executive Officer


Date: January 5, 2009            By: /s/ R. Thomas Kidd
                                     -------------------------------------------
                                     R. Thomas Kidd
                                     Principal Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Keith Wong, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Name                                       Title                                        Date
         ----                                       -----                                        ----

/s/ R. Thomas Kidd             Chairman, President, Chief Executive Officer (Principle       January 5, 2009
---------------------------    Executive Officer) Chief Financial Officer (Principal
R. Thomas Kidd                 Financial and Accounting Officer) and Director


/s/ Richard Altmann            Director                                                      January 5, 2009
---------------------------
Richard Altmann


/s/ Scott Sieck                Director                                                      January 5, 2009
---------------------------
Scott Sieck

                                  EXHIBIT INDEX

Exhibit No.                    Exhibit
-----------                    -------

    5.1         Opinion of Joseph I Emas, Esq.

   10.1         Employees and Consultants Stock Option Plan

   23.1 Consent of Kramer Weisman and Associates LLP, Independent Registered Public Accounting Firm.

   23.2         Consent of Joseph I. Emas, Esq. (included in Exhibit 5.01)

   24.1         Power of Attorney (set forth on the signature page)